CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 2-75503 on Form N-1A of our reports dated February 23, 2024, relating to the financial statements and financial highlights of Empower Funds, Inc. (the “Funds”), including Empower Government Money Market Fund, Empower U.S. Government Securities Fund, Empower Bond Index Fund, Empower S&P Small Cap 600® Index Fund, Empower High Yield Bond Fund, Empower Large Cap Growth Fund, Empower International Growth Fund, Empower Core Bond Fund, Empower International Value Fund, Empower S&P 500® Index Fund, Empower Mid Cap Value Fund, Empower Ariel Mid Cap Value Fund, Empower Small Cap Value Fund, Empower Multi-Sector Bond Fund, Empower Large Cap Value Fund, Empower Short Duration Bond Fund, Empower T. Rowe Price Mid Cap Growth Fund, Empower Global Bond Fund, Empower S&P Mid Cap 400® Index Fund, Empower International Index Fund, Empower Real Estate Index Fund, Empower Small Cap Growth Fund, Empower Inflation-Protected Securities Fund, Empower Emerging Markets Equity Fund, Empower Aggressive Profile Fund, Empower Moderately Aggressive Profile Fund, Empower Moderate Profile Fund, Empower Moderately Conservative Profile Fund, Empower Conservative Profile Fund, Empower Lifetime 2015 Fund, Empower Lifetime 2020 Fund, Empower Lifetime 2025 Fund, Empower Lifetime 2030 Fund, Empower Lifetime 2035 Fund, Empower Lifetime 2040 Fund, Empower Lifetime 2045 Fund, Empower Lifetime 2050 Fund, Empower Lifetime 2055 Fund, Empower Lifetime 2060 Fund, Empower SecureFoundation® Balanced Fund, Empower SecureFoundation® Balanced ETF Fund, Empower Core Strategies: Flexible Bond Fund, Empower Core Strategies: Inflation-Protected Securities Fund, Empower Core Strategies: International Equity Fund, and Empower Core Strategies: U.S. Equity Fund, appearing in the corresponding Annual Reports on Forms N-CSR of the Funds for the year ended December 31, 2023, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Denver, Colorado

April 25, 2024